DEC TABLES REPORT

Deal: MAST0308F    Bond Name: 6A1

Date	6A1	6A1	6A1	6A1	6A1
	0	100	300	400	500

8/25/2003	100	100	100	100	100
8/25/2004	99	97	95	93	92
8/25/2005	97	92	82	78	73
8/25/2006	96	86	67	58	50
8/25/2007	94	79	53	43	34
8/25/2008	93	73	42	31	22
8/25/2009	91	67	34	23	15
8/25/2010	89	62	27	17	10
8/25/2011	87	57	21	12	6
8/25/2012	85	52	17	9	4
8/25/2013	83	47	14	7	3
8/25/2014	81	43	11	5	2
8/25/2015	78	40	9	4	1
8/25/2016	76	36	7	3	1
8/25/2017	73	33	5	2	1
8/25/2018	70	29	4	1	*
8/25/2019	67	26	3	1	*
8/25/2020	63	24	3	1	*
8/25/2021	60	21	2	1	*
8/25/2022	56	18	2	*	*
8/25/2023	52	16	1	*	*
8/25/2024	48	14	1	*	*
8/25/2025	43	12	1	*	*
8/25/2026	39	10	*	*	*
8/25/2027	33	8	*	*	*
8/25/2028	28	6	*	*	*
8/25/2029	22	5	*	*	*
8/25/2030	16	3	*	*	*
8/25/2031	10	2	*	*	*
8/25/2032	3	1	*	*	*
8/25/2033	0	0	0	0	0
8/25/2034	0	0	0	0	0
8/25/2035	0	0	0	0	0
8/25/2036	0	0	0	0	0
8/25/2037	0	0	0	0	0
8/25/2038	0	0	0	0	0
8/25/2039	0	0	0	0	0
8/25/2040	0	0	0	0	0
8/25/2041	0	0	0	0	0
8/25/2042	0	0	0	0	0
8/25/2043	0	0	0	0	0

Average Life(Years)	18.85	11.10	5.54	4.41	3.68
Average Life(Years)	18.8538737341	11.10228835	5.538387895	4.407363044	3.677121551

The information herein has been provided solely by UBS Securities LLC.  Neither the issuer of the certificates nor any of its affiliates makes any representation as to the accuracy or completeness of the information herein.  The information herein is preliminary and will be superseded by the applicable prospectus supplement and by any other information subsequently filed with the securities and exchange commission.